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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, dated March 29, 2000 relating to the financial statements of HomeCom Communications, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                        PricewaterhouseCoopers LLP

Atlanta, Georgia
August 28, 2000